UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35518	20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Supernus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on October 12, 2021, the Company entered into an Agreement and Plan of Merger, dated as of October 10, 2021 (the “Merger Agreement”), with Adamas Pharmaceuticals, Inc., a Delaware corporation (“Adamas”), and Supernus Reef, Inc., a Delaware corporation and a wholly owned subsidiary of Supernus (“Purchaser”).

Pursuant to the Merger Agreement, on October 25, 2021, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock of Adamas, par value $0.001 per share (the “Shares”), at a price of (i) $8.10 per Share, in cash, less any applicable withholding taxes and without interest (the “Cash Amount”), plus (ii) two non-transferable and non-tradable contingent value rights per Share (each, a “CVR”), each of which represents the contractual right to receive a contingent payments of $0.50 in cash, less any applicable withholding taxes and without interest, which amount will become payable, if at all, if specified milestones are achieved prior to December 31, 2024 and December 31, 2025, as applicable (collectively, the Cash Amount with the CVRs, the “Offer Price”), upon the terms and subject to the conditions set forth in the offer to purchase, dated October 25, 2021 (together with any amendments, supplements or modifications thereto, the “Offer to Purchase”), and in the related letter of transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

The Offer and related withdrawal rights expired at 12:00 midnight, New York time, on November 24, 2021 (one minute following 11:59 p.m., New York time, on November 23, 2021) (the “Expiration Date”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer, has advised Purchaser that a total of 35,478,225 Shares (together with any Shares then owned by Purchaser and its “affiliates” (as such term is defined in Section 251(h)(6)(a) of the General Corporation Law of the State of Delaware (the “DGCL”)) had been validly tendered (and not properly withdrawn) pursuant to the Offer prior to the Expiration Date, representing approximately 77.3% of the outstanding Shares as of the Expiration Date. Accordingly, the Minimum Condition (as defined in the Merger Agreement) has been satisfied.

As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on November 24, 2021, Purchaser accepted for payment all Shares that were validly tendered (and not properly withdrawn) pursuant to the Offer, and will as promptly as practical pay for all such validly tendered Shares.

Following the consummation of the Offer, the remaining conditions to the Merger (as defined below) set forth in the Merger Agreement were satisfied, and on November 24, 2021, Purchaser was merged with and into Adamas without a vote of the stockholders of Adamas (the “Merger”) in accordance with Section 251(h) of the DGCL, with Adamas surviving the Merger as a wholly owned subsidiary of Supernus.

At the effective time of the Merger (the “Effective Time”), each then issued and outstanding Share not previously purchased in the Offer (other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement) was converted into the right to receive the Offer Price in cash, less any applicable withholding taxes and without interest.

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase Shares granted by Adamas pursuant to an Adamas equity plan that was outstanding immediately prior to the Effective Time (each, an “Adamas Option”) (whether vested or unvested) was cancelled and converted into the right to receive (A) an amount in cash equal to the product of (a) the total number of Shares subject to such fully vested Adamas Option immediately prior to the Effective Time, multiplied by (b) the excess, if any, of (x) the Cash Amount minus (y) the exercise price payable per Share under such Adamas Option immediately prior to the Effective Time, such amount to be paid, minus any applicable withholding taxes, in accordance with the Merger Agreement; and (B) two CVRs for each Share subject to such Adamas Option immediately prior to the Effective Time, such amount to be paid minus any applicable withholding taxes, in accordance with the Merger Agreement. Each Adamas Option (whether vested or unvested) that had a per Share exercise price that was equal to or more than the Cash Amount at the Effective Time was cancelled without any consideration payable therefor.

In addition, immediately prior to the time Purchaser accepted for payment all Shares validly tendered (and not properly withdrawn) pursuant to the Offer (the “Offer Acceptance Time”), each Adamas restricted Share that was outstanding immediately prior to the Offer Acceptance Time became fully vested and became entitled to receive the Offer Price in accordance with the terms of the Merger Agreement.

The aggregate consideration to be paid by Purchaser to complete the Offer and the Merger is approximately $401 million (exclusive of amounts that may be payable pursuant to the CVRs), without giving effect to related transaction fees and expenses.

The foregoing description of the Merger Agreement, the Offer and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 12, 2021, and is incorporated herein by reference.

Item 8.01	Other Events.

On November 24, 2021, the Company issued a press release announcing the successful completion of its acquisition of Adamas, including the completion of both the Offer and the Merger. A copy of the press release is filed as Exhibit 99.1 hereto, and the text of such press release is incorporated herein by reference.

Forward-Looking Statements

This filing includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not convey historical information but relate to predicted or potential future events that are based upon management's current expectations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this filing, such risks and uncertainties include, but are not limited to, the risk that the effects of disruption from the transactions of Adamas’s business and the fact that the transactions may make it more difficult to establish or maintain relationships with employees, manufactures, suppliers, vendors, business partners and distribution channels to patients; the risk that stockholder litigation in connection with the transactions may result in significant costs of defense, indemnification and liability; the Company’s ability to sustain and increase its profitability; the Company’s ability to raise sufficient capital to fully implement its corporate strategy; the implementation of the Company’s corporate strategy; the Company’s future financial performance and projected expenditures; the Company’s ability to increase the number of prescriptions written for each of its products and products acquired through the acquisition of Adamas; the Company’s ability to increase its net revenue from its products and products acquired through the acquisition of Adamas; the Company’s ability to commercialize its products including Qelbree; the Company’s ability to enter into future collaborations with pharmaceutical companies and academic institutions or to obtain funding from government agencies; the Company’s product research and development activities, including the timing and progress of the Company’s clinical trials, and projected expenditures; the Company’s ability to receive, and the timing of any receipt of, regulatory approvals to develop and commercialize the Company’s product candidates; the Company’s ability to protect its intellectual property and operate its business without infringing upon the intellectual property rights of others; the Company’s expectations regarding federal, state and foreign regulatory requirements; the therapeutic benefits, effectiveness and safety of the Company’s product candidates; the accuracy of the Company’s estimates of the size and characteristics of the markets that may be addressed by its product candidates; the Company’s ability to increase its manufacturing capabilities for its products and product candidates; the Company’s projected markets and growth in markets; the Company’s product formulations and patient needs and potential funding sources; the Company’s staffing needs; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of October 10, 2021, by and among Supernus Pharmaceuticals, Inc., Supernus Reef, Inc. and Adamas Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Supernus on October 12, 2021)

99.1	Press Release, dated November 24 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2021	By:	/s/ Timothy Dec
	Name:	Timothy Dec
	Title:	Senior Vice-President and Chief Financial Officer